EXHIBIT 8.1

300 North LaSalle Street Chicago, Illinois 60654

(312) 862-2000 www.kirkland.com

August 21, 2012

Ally Auto Assets LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Ally Central Originating Lease Trust

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Re:	Ally Auto Assets LLC Registration Statement on Form S-3 (No. 333-181915-01)

Ally Central Originating Lease Trust Registration Statement on Form S-3 (No. 333-181915)

We have acted as special counsel to Ally Auto Assets LLC, a Delaware limited liability company (“Ally Auto”), and Ally Central Originating Lease Trust, a Delaware statutory trust (“ACOLT”), in connection with the above-referenced Registration Statements (together with the exhibits and any amendments thereto, the prospectuses and the prospectus supplements described therein, the “Registration Statements”), filed by Ally Auto and ACOLT with the Securities and Exchange Commission in connection with the registration by Ally Auto of Asset Backed Notes (“Notes”) and by ACOLT of secured notes (“Secured Notes,” and together with the Notes, the “Securities”) that will secure the related series of Notes.

The Registration Statements contain a prospectus (the “Base Prospectus”) and related prospectus supplement (each, a “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus) pertaining to offerings by Ally Auto of Notes issued by Trusts (as defined below) that are secured by Secured Notes issued by ACOLT. This opinion relates only to the Prospectus and the exhibits contained in the Registration Statements.

As described in the Prospectus, the Securities issued pursuant to the Prospectus will be (i) Notes that will be issued in series and (ii) Secured Notes that will secure the related series of Notes. Each series of Notes will be issued by a Delaware statutory trust (each, a “Trust”) to be formed by Ally Auto pursuant to a Trust Agreement (each, a “Trust Agreement”) between Ally

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Ally Auto Assets LLC

Ally Central Originating Lease Trust

August 21, 2012

Auto and an AART Owner Trustee to be specified in the related Prospectus Supplement. Each series of Notes issued by a Trust may include one or more classes of Notes. The Notes of any Trust will be (a) issued pursuant to an AART Indenture (each, an “AART Indenture”) between such Trust and an AART Indenture Trustee to be specified in the related Prospectus Supplement and (b) transferred to Ally Auto pursuant to a Trust Sale Agreement, by and between such Trust and Ally Auto (each, a “Trust Sale Agreement”). The Secured Notes will be issued by ACOLT to Ally Bank pursuant to an ACOLT Indenture (each, an “ACOLT Indenture”) between ACOLT and an ACOLT Indenture Trustee to be specified in the related Prospectus Supplement, and will be sold and assigned by Ally Bank to Ally Auto pursuant to a Pooling Agreement, by and between Ally Bank and Ally Auto (each, a “Pooling Agreement”) and by Ally Auto to a Trust pursuant to a Trust Sale Agreement.

We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and the Secured Notes, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statements and, in each case as to be filed as an exhibit to or incorporated by reference in the Registration Statements, (a)(i) the form of AART Indenture (including the form of Notes), (ii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (the “Trust Certificate”)), (iii) the form of Trust Sale Agreement, (iv) the form of Pooling Agreement and (v) the form of Administration Agreement among the related Trust, Ally Auto and Ally Financial Inc. (“Ally Financial”), as administrator (collectively the “AART Transfer and Administration Agreements”), and (b)(i) the form of ACOLT Indenture (including the form of Secured Notes), (ii) the form of Sale and Contribution Agreement, between Ally Bank and ACOLT and (iii) the form of Servicing Agreement, between Ally Financial, as servicer and custodian, and ACOLT (collectively, the “ACOLT Agreements” and together with the AART Transfer and Administration Agreements, the “Operative Documents”). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court,

Ally Auto Assets LLC

Ally Central Originating Lease Trust

August 21, 2012

and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. In rendering such opinion, we have assumed that the trust formed pursuant to the relevant trust agreement will be operated in accordance with the terms of the relevant Operative Documents.

Based on the foregoing and assuming that the Operative Documents with respect to each series of Notes are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, to the extent that the discussions presented in the Prospectus forming part of the Registration Statements under the captions “Federal Income Tax Consequences” and “Summary—Tax Status” expressly state our opinion, or state that our opinion has been or will be provided as to any series of Securities, we hereby confirm and adopt such opinion herein. We also note that the Prospectus and the Operative Documents do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may require modification in the context of an actual transaction. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Except for the opinions expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of any offered securities as described in the Registration Statements or to maintain the relevant Trust as an entity that will not be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statements and to the reference to our firm in the Prospectus included in the Registration Statements under the captions, “Federal Income Tax Consequences,” “Summary—Tax Status” and “Legal Opinions.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP